UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2021 (August 9, 2021)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note
On August 9, 2021, i3 Verticals, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K, dated August 9, 2021 (the “Form 8-K”). The Form 8-K inadvertently included Item 1.01. The sole purpose of this Current Report on Form 8-K/A is to delete Item 1.01 in its entirety from the Form 8-K.
Item 2.02.    Results of Operations and Financial Condition.
On August 9, 2021, the Company issued a press release announcing the results of its operations for the three and nine months ended June 30, 2021. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.
Item 7.01.    Regulation FD Disclosure.
The Company has also prepared a supplemental presentation (the “Supplemental Presentation”) providing certain supplemental financial information for the three and nine months ended June 30, 2021. A copy of the Supplemental Presentation is furnished as Exhibit 99.2 hereto and is hereby incorporated by reference into this Item 7.01. A copy of the Supplemental Presentation is also available on the Investors section of the Company’s website, www.i3verticals.com.
Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued by i3 Verticals, Inc. on August 9, 2021
99.2	Supplemental Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2021

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer